UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 10, 2021

Aveanna Healthcare Holdings Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-40362	81-4717209
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

400 Interstate North Parkway SE
Atlanta, Georgia		30339
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 770 441-1580

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	AVAH	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On December 10, 2021 (the “Issue Date”), Aveanna Healthcare LLC (the “Borrower”) and Aveanna Healthcare Intermediate Holdings LLC (“Holdings,” together with the Borrower, the “Loan Parties”), each of which is a wholly owned subsidiary of Aveanna Healthcare Holdings Inc., a Delaware corporation (the "Company”), entered into a Second Lien Credit Agreement (the “Second Lien Credit Agreement”) with a syndicate of lending institutions from time to time party thereto (the "Lenders"), and Barclays Bank PLC, as Administrative Agent and Collateral Agent, in respect of a term loan in the principal amount of $415.0 million (the “Term Loan”). The Loan Parties entered into the Second Lien Credit Agreement to facilitate the acquisition of Comfort Care, as defined and described below under Item 2.01 of this Current Report on Form 8-K.

The Term Loan bears interest at a rate per annum equal to, at the Company’s option, either (1) an applicable margin (equal to 6.00%) plus a base rate determined by reference to the highest of (a) 0.50% per annum plus the Federal Funds Effective Rate, (b) the Prime Rate and (c) the LIBOR rate determined by reference to the cost of funds for U.S. dollar deposits for an interest period of one month adjusted for certain additional costs, plus 1.00%; or (2) an applicable margin (equal to 7.00%) plus LIBOR determined by reference to the cost of funds for U.S. dollar deposits for the interest period relevant to such borrowing adjusted for certain additional costs; provided that such rate is not lower than a floor of 0.50%.

The Second Lien Credit Agreement is secured by a second lien on certain collateral specified therein and contains other customary terms, including (1) representations, warranties and affirmative covenants, (2) negative covenants, including limitations on indebtedness, liens, mergers, acquisitions, asset sales, distributions and prepayments of subordinated debt, in each case subject to baskets, thresholds and other exceptions, and (3) customary events of default and creditors’ remedies, including that, upon an Event of Default (as defined in the Second Lien Credit Agreement) that occurs and is continuing, subject to any applicable intercreditor agreement, the Lenders holding a majority of the sum of the outstanding principal amount of loans and unused commitments may cause the administrative agent to declare all outstanding borrowings immediately due and payable (such acceleration of all outstanding borrowings being automatic in the case of an Event of Default as a result of certain bankruptcy events). Additionally, the availability of certain baskets and the ability to enter into certain transactions are subject to compliance with certain financial ratios.

The Term Loan matures on December 10, 2029. The Borrower may voluntarily prepay, subject to certain minimum amounts, the Term Loan at any time without premium or penalty, except that, subject to certain exceptions, any amounts prepaid prior to the one-year anniversary of the Issue Date are subject to a 2.00% prepayment premium, and any amounts prepaid after the one-year anniversary of the Issue Date and prior to the two-year anniversary of the Issue Date are subject to a 1.00% prepayment premium, subject to a reduced prepayment premium of 1.00% in year one and no premium in year two if the Borrower elects to prepay amounts using proceeds from certain equity offerings. The Borrower must prepay a portion of the Term Loan in connection with certain sales of assets, incurrences of indebtedness or casualty events. Additionally, the Borrower must prepay a portion of the Term Loan using a percentage of its excess cash flow, subject to satisfaction of certain leverage ratios.

The foregoing description of the Second Lien Credit Agreement is only a summary and is qualified in its entirety by reference to the full text of the Second Lien Credit Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 2.01 Completion of Acquisition or Disposition of Assets.

On December 10, 2021, the Company completed its previously reported acquisition of Comfort Care Home Health Services, LLC, an Alabama limited liability company (“Comfort Care Home Health”), Comfort Care Hospice, L.L.C., an Alabama limited liability company (“Comfort Care Hospice”), Premier Medical Housecall, LLC, an Alabama limited liability company (“Premier Medical Housecall,” and together with Comfort Care Home Health and Comfort Care Hospice, “Comfort Care”), as contemplated by the Membership Interest Purchase Agreement, entered into on September 27, 2021, by the Company's wholly owned subsidiary, Aveanna Healthcare Senior Services LLC, and the other parties thereto (the “Purchase Agreement”). Pursuant to the Purchase Agreement, at closing, the Company paid aggregate consideration of $345.0 million in cash in consideration for all of the issued and outstanding membership interests in Comfort Care, subject to a customary purchase price adjustment providing for a normalized level of working capital and that Comfort Care, together with its subsidiaries, be free of cash and debt at closing.

The foregoing description of the Purchase Agreement is only a summary and is qualified in its entirety by reference to the complete text of the Purchase Agreement, which the Company previously filed as Exhibit 2.1 to its Current Report on Form 8-K filed with the Securities and Exchange Commission on October 1, 2021.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated by reference in this Item 2.03.

Item 9.01 Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired

The financial statements of Comfort Care required to be disclosed pursuant to this Item 9.01, will be filed by amendment to this Current Report on Form 8-K no later than 71 calendar days after the date on which this Current Report on Form 8-K is required to be filed.

(b) Pro Forma Financial Information

Pro forma financial information with respect to the acquisition of Comfort Care required to be disclosed pursuant to this Item 9.01 will be filed by amendment to this Current Report on Form 8-K no later than 71 calendar days after the date on which this Current Report on Form 8-LK is required to be filed.

(c) Not applicable.

(d) Exhibits

Exhibit Number	Description

10.1

Second Lien Credit Agreement, dated December 10, 2021, by and among Aveanna Healthcare Intermediate Holdings LLC, Aveanna Healthcare LLC, the several lenders from time to time parties thereto, Barclays Bank PLC as the Administrative agent and Collateral agent, and Barclays Bank PLC, BMO Capital Markets Corp., JPMorgan Chase Bank, N.A., Royal Bank of Canada, Credit Suisse Loan Funding LLC, Goldman Sachs Banks USA, Bank of America, N.A., Deutsche Bank Securities Inc. and Jefferies Finance LLC, as the Joint Lead Arrangers and Bookrunners.

104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Aveanna Healthcare Holdings Inc.

Date:	December 16, 2021	By:	/s/ David Afshar
David Afshar Chief Financial Officer (Principal Financial and Accounting Officer)